CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated May 6, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-11752 and 811-5021) of Dreyfus Short-Intermediate Municipal Bond Fund.








                                        ERNST & YOUNG LLP


New York, New York
July 25, 2002